UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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The Allstate Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 20, 2008.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view:

Notice of 2008 Annual Meeting, Proxy Statement and 2007 Annual Report

To view this material, have the 12-digit Control #(s) available and visit:   www.proxyvote.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy.

To facilitate timely delivery please make the request as instructed below on or before May 5, 2008.

To request material: Internet:  www.proxyvote.com                                          Telephone: 1-800-579-1639       **Email:  sendmaterial@proxyvote.com

**If requesting material by e-mail please send a blank e-mail with the 12-digit Control# (located on the following page) in the subject line. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

ATTN: INVESTOR RELATIONS/SHAREHOLDER SERVICES 2775 SANDERS ROAD, SUITE F3SE NORTHBROOK, IL 60062-0158	THE ALLSTATE CORPORATION
Vote In Person

Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting you will need to request a ballot to vote these shares.

Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 19, 2008. Have your notice in hand when you access the web site and follow the instructions.*

* The Savings and Profit Sharing Fund of Allstate Employees

With respect to any shares held in The Savings and Profit Sharing Fund of Allstate Employees, your voting instructions must be received no later than 11:59 P.M. Eastern Time on May 12, 2008. We cannot give assurance that voting instructions received later than 11:59 P.M., Eastern Time on May 12, 2008 will be honored.

Meeting Location

The Allstate Corporation’s 2008 annual meeting

of stockholders is to be held on Tuesday, May 20,

2008 at 11:00 a.m. local time at:

Harris Bank

115 South LaSalle

Chicago, IL 60603

Registration and seating will began at 9:45 a.m.

Attendance Requirements - Each stockholder may be  asked  to  present  picture  identification  and proof of stock ownership. Stockholders holding Allstate stock through a bank, brokerage or other nominee account will need to bring their account statement showing ownership as of the record date, March 24, 2008.

For  meeting  directions,  please  call  Investor

Relations/Shareholder Services: 800-416-8803

Voting items

The Board recommends a vote “FOR” all Nominees for Director.

1.	Election of Directors
Nominees:

(1a) F. Duane Ackerman
(1b) Robert D. Beyer
(1c) W. James Farrell
(1d) Jack M. Greenberg
(1e) Ronald T. LeMay
(1f) J. Christopher Reyes
(1g) H. John Riley, Jr.
(1h) Joshua I. Smith
(1i) Judith A. Sprieser
(1j) Mary AliceTaylor
(1k) Thomas J. Wilson

The Board recommends a vote “FOR” Item 2.

2. Ratification of the appointment of Deloitte & Touche LLP as Allstate’s independent registered public accountant for 2008.

The Board recommends a vote “AGAINST” Items 3, 4 and 5.

3. Stockholder proposal calling for cumulative voting in the election of directors.

4. Stockholder proposal seeking the right to call special shareholder meetings.

5. Stockholder proposal seeking an advisory resolution to ratify compensation of the named executive officers.